EXHIBIT 5.1

China Liberal Education Holdings Limited Floor 4, Willow House Cricket Square Grand Cayman KY1‐9010 Cayman Islands	Campbells Registered Foreign Law Firm 3002-04, 30/F Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong
13 May 2024	D +852 3708 3020 T +852 3708 3000 F +852 3706 5408 E jnip@campbellslegal.com campbellslegal.com
Dear Sirs	Our Ref: 17624-30740 Your Ref:
CAYMAN | BVI | HONG KONG

China Liberal Education Holdings Limited

We have acted as Cayman Islands legal advisers to China Liberal Education Holdings Limited (the "Company"), a Cayman Islands exempted company, in connection with the Company’s offer and sale of up to an aggregate of 25,000,000 ordinary shares, par value of US$0.015 per share of the Company at an offering price of US$1.00 per share (the “Shares”) through a Registration Statement on Form F-1, including all amendments or supplements thereto (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended to date (the "Act").

1	Assumptions

1.1

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

(a)

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

(b)	All signatures, initials and seals are genuine;
(c)	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;
(d)	The A&R Memorandum and Articles remain in full force and effect and are unamended;
(e)

The Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(f)	The authorised shares of the Company as set out in the A&R Memorandum and Articles have not been amended; and
(g)

The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

Managing Partner: Shaun Folpp (British Virgin Islands)

Resident Hong Kong Partners: Jenny Nip (England and Wales), Paul Trewartha (Victoria (Australia)), Jane Hale (Queensland (Australia)) and

James McKeon (Queensland (Australia))

Non-Resident Hong Kong Partner: Robert Searle (Cayman Islands)

Cayman Islands and British Virgin Islands

2	Documents Reviewed

2.1	We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

(a)	A copy of the Registration Statement as provided and to be filed with the Commission on or about the date of this opinion;
(b)	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 27 February 2019;
(c)

A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands, reviewed by Campbells Corporate Services Limited on 9 May 2024;

(d)

A copy of the third amended and restated Memorandum and Articles of Association of the Company as registered and filed with the General Registry of the Cayman Islands on 8 December 2023 (the "A&R Memorandum and Articles");

(e)	Copies of the written resolutions of the Board dated 10 May 2024 (the "Resolutions");
(f)	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 30 April 2024 (the "Certificate of Good Standing");
(g)	A certificate provided by a director of the Company dated 9 May 2024, a copy of which is attached hereto (“Director’s Certificate”); and
(h)	The records of proceedings of the Company on file with, and available for inspection on 9 May 2024, at the Grand Court of the Cayman Islands.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$7,500,000 divided into 500,000,000 ordinary shares of a par value of US$0.015 each.

3.3

With respect to the Shares, when (i) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Shares has been recorded in the Company's register of members (shareholders); and (iii) the subscription price of such Shares (being not less than the par value of the Shares) has been fully paid in cash or other consideration approved by the Board, the Shares will be duly authorized, validly issued, fully paid and non- assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

2

4	Qualifications

The opinions hereinbefore given are subject to the following qualifications:

4.1

We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2

In this opinion, the phrase "non-assessable" means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Enforcement of Civil Liabilities" and "Legal matters" and elsewhere in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this opinion and an exhibit or otherwise.

Yours faithfully

Campbells

3

China Liberal Education Holdings  Limited

(the "Company")

Director's Certificate

 in connection with

The Registration  Statement (as defined below)

To:	Campbells
Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands

I, Ngai Ngai LAM, as Director  of the Company refer to:

1

The Form F-1Registration Statement in respect of the offer and sale of up to an aggregate of 25,000,000 ordinary shares, par value of US$0.015 per share of the Company at an offering price of US$1.00 per share through a Registration Statement on Form F-1("Registration Statement"); and

2	The opinion letter attached hereto (the "Opinion") in connection with the Registration Statement from Campbells to the Company.

Terms defined  in the Opinion have the same meaning in this Certificate.

This is the Director's Certificate referred to in the Opinion.

I, Ngai Ngai LAM, hereby certify  and warrant that as at the date hereof:

1

The Third Amended and Restated Memorandum and Articles of Association of the Company as registered and filed with the General Registry of the Cayman Islands on 8 December 2023, remain in full force and effect and were unamended as at the date of this certificate;

2	The shareholders of the Company have not prescribed in general meeting or by resolution any regulations restricting the powers of the Directors in any respect;

3	I am duly authorised to give this certificate on behalf of the Company.

I consent to a copy of this certificate being attached to the Opinion if required.

Name: Ngai Ngai LAM Director Date: May 9, 2024

2